Exhibit 99.1

NVR, INC. ANNOUNCES A 52% INCREASE IN EARNINGS PER SHARE AND A 9% INCREASE IN NEW ORDERS FOR THE THIRD QUARTER OF 2004

FOR IMMEDIATE RELEASE	CONTACT: Dan Malzahn
OFFICE: 703-761-2137

October 18, 2004 — McLean, VA — NVR, Inc. (AMEX: NVR), one of the nation’s largest homebuilding and mortgage banking companies, today announced that diluted earnings per share for its third quarter ended September 30, 2004 exceeded the 2003 third quarter by 52% and net income increased 35%. Net income for the 2004 third quarter was $147,679,000, $19.04 per diluted share, compared to net income of $109,403,000, $12.55 per diluted share, for the same period of 2003. Total revenues increased 19% to $1,168,550,000 for the quarter when compared to $980,380,000 for the same period of 2003. In addition, the Company reported that new orders for the quarter ended September 2004 increased by 9% when compared to the third quarter of 2003. Backlog at the end of the period increased 6% to 7,775 units when compared to the same time last year. The dollar value of the backlog units totaled $2,939,665,000 at the end of the September 2004 quarter, a 22% increase from a year earlier.

Homebuilding revenues for the three months ended September 30, 2004 totaled $1,146,271,000, 20% higher than the year earlier period. Income before tax from the homebuilding segment totaled $231,344,000, an increase of 37% when compared to the third quarter of the previous year. Gross profit margins improved to 26.0% for the third quarter of 2004 when compared to 24.8% for the same quarter of 2003. The margin improvement primarily resulted from the ability to raise prices in certain markets that more than off-set rising land and material costs.

The Company reported that closed loan production from the mortgage banking segment increased 18% during the September 2004 quarter when compared to the third quarter of 2003. Pre-tax income for the 2004 third quarter decreased to $14,787,000, 4% lower than the same period of 2003. This decrease is primarily attributed to a shift away from fixed rate mortgages to adjustable rate and brokered mortgages, both of which are generally less profitable than fixed rate mortgages.

For the nine months ended September 30, 2004, total revenues for NVR, Inc. were $3,050,393,000, 19% higher than the $2,572,455,000 reported for the same period of 2003. Net income for the nine months ended September 30, 2004 was $364,266,000, $46.36 per diluted share, compared to $292,301,000, $33.53 per diluted share, for the comparable period of 2003, increases of 25% and 38%, respectively.

Looking forward, the Company anticipates full year 2004 net income to be ahead of the prior year by approximately 22% to 24%. In addition, the Company reported that during the first nine months of 2004 it repurchased approximately 615,000 shares of its common stock.

Some of the statements in this release made by the Company constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1993, as amended, and Section 21E of the Securities Exchange Act of 1934. Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology, such as “believes,” “expects,” “may,” “will,” “should” or “anticipates” or the negative thereof or other variations thereof or comparable terminology, or by discussion of strategies, each of which involves risks and uncertainties. All statements other than those of historical facts included herein, including those regarding market trends, NVR’s financial position, business strategy, projected plans and objectives of management for future operations, are forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance of NVR to be materially different from future results, performance or achievements expressed or implied by the forward-looking statements. Such risk factors include, but are not limited to, general economic and business conditions (on both a national and regional level), interest rate changes, access to suitable financing, competition, the availability and cost of land and other raw materials used by NVR in its homebuilding operations, shortages of labor, weather related slow downs, building moratoria, governmental regulation, the ability of NVR to integrate any acquired business, fluctuation and volatility of stock and other financial markets and other factors over which NVR has little or no control. The Company has no obligation to update such forward-looking statements.

NVR, Inc.

Condensed Consolidated Statements of Income

(in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,
	2004	2003
Homebuilding:
Revenues	$1,146,271	$956,848
Other income	675	998
Cost of sales	(848,195)	(719,507)
Selling, general and administrative	(64,482)	(57,002)

Operating income	234,269	181,337
Loss from extinguishment of 8% Senior Notes due 2005	—	(8,503)
Interest expense	(2,925)	(3,425)

Homebuilding income	231,344	169,409

Mortgage Banking:
Mortgage banking fees	20,248	20,844
Interest income	1,035	1,393
Other income	321	297
General and administrative	(6,555)	(6,869)
Interest expense	(262)	(282)

Mortgage banking income	14,787	15,383

Income before taxes	246,131	184,792

Income tax expense	(98,452)	(75,389)

Net income	$147,679	$109,403

Basic earnings per share	$23.16	$15.30

Diluted earnings per share	$19.04	$12.55

Basic average shares outstanding	6,377	7,151

Diluted average shares outstanding	7,758	8,716

NVR, Inc.

Condensed Consolidated Statements of Income

(in thousands, except per share data)

(unaudited)

	Nine Months Ended September 30,
	2004	2003
Homebuilding:
Revenues	$2,991,789	$2,508,786
Other income	2,002	2,522
Cost of sales	(2,227,184)	(1,882,154)
Selling, general and administrative	(187,305)	(168,401)

Operating income	579,302	460,753
Loss from extinguishment of 8% Senior Notes due 2005	—	(8,503)
Interest expense	(8,878)	(10,486)

Homebuilding income	570,424	441,764

Mortgage Banking:
Mortgage banking fees	52,899	56,483
Interest income	2,937	3,960
Other income	766	704
General and administrative	(19,037)	(17,196)
Interest expense	(879)	(1,091)

Mortgage banking income	36,686	42,860

Income before taxes	607,110	484,624

Income tax expense	(242,844)	(192,323)

Net income	$364,266	$292,301

Basic earnings per share	$56.21	$41.06

Diluted earnings per share	$46.36	$33.53

Basic average shares outstanding	6,481	7,118

Diluted average shares outstanding	7,858	8,718

NVR, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except per share and share data)

	September 30, 2004	December 31, 2003
	(unaudited)
ASSETS

Homebuilding:
Cash and cash equivalents	$256,141	$228,589
Receivables	16,001	9,550
Inventory:
Lots and housing units, covered under sales agreements with customers	659,103	480,492
Unsold lots and housing units	35,456	32,888
Manufacturing materials and other	11,747	10,393

	706,306	523,773
Assets not owned, consolidated per FIN 46	66,477	12,807
Property, plant and equipment, net	24,435	24,531
Reorganization value in excess of amounts allocable to identifiable assets, net	41,580	41,580
Goodwill, net	6,379	6,379
Contract land deposits	335,660	284,432
Other assets	109,461	117,575

	1,562,440	1,249,216

Mortgage Banking:
Cash and cash equivalents	4,749	3,630
Mortgage loans held for sale, net	127,468	96,772
Mortgage servicing rights, net	147	181
Property and equipment, net	1,041	875
Reorganization value in excess of amounts allocable to identifiable assets, net	7,347	7,347
Other assets	3,252	5,084

	144,004	113,889

Total assets	$1,706,444	$1,363,105

(Continued)

.

NVR, Inc.

Condensed Consolidated Balance Sheets (Continued)

(in thousands, except per share and share data)

	September 30, 2004	December 31, 2003
	(unaudited)
LIABILITIES AND SHAREHOLDERS’ EQUITY

Homebuilding:
Accounts payable	$224,550	$185,913
Accrued expenses and other liabilities	257,705	243,223
Liabilities related to assets not owned, consolidated per FIN 46	43,453	12,071
Customer deposits	212,136	157,005
Other term debt	4,205	4,519
Senior notes	200,000	200,000

	942,049	802,731

Mortgage Banking:
Accounts payable and other liabilities	14,047	12,166
Notes payable	102,368	53,340

	116,415	65,506

Total liabilities	1,058,464	868,237

Commitments and contingencies

Shareholders’ equity:
Common stock, $0.01 par value; 60,000,000 shares authorized; 20,597,709 shares issued as of September 30, 2004 and December 31, 2003, respectively	206	206
Additional paid-in-capital	375,207	335,346
Deferred compensation trust – 492,118 and 510,118 shares as of September 30, 2004 and December 31, 2003, respectively, of NVR, Inc. common stock	(63,877)	(64,725)
Deferred compensation liability	63,877	64,725
Retained earnings	1,752,131	1,387,865
Less treasury stock at cost – 14,196,128 and 13,870,368 shares at September 30, 2004 and December 31, 2003, respectively	(1,479,564)	(1,228,549)

Total shareholders’ equity	647,980	494,868

Total liabilities and shareholders’ equity	$1,706,444	$1,363,105

NVR, Inc.

Operating Activity

(unaudited)

(dollars in thousands)

	Three Months Ended September 30,
	2004	2003
Homebuilding data:
New orders (units)
Washington	779	639
Baltimore	312	431
North (1)	1,102	933
South (2)	525	489

Total	2,718	2,492

Average new order price	$374.3	$320.0

Settlements (units)
Washington	938	821
Baltimore	420	403
North (1)	1,403	1,256
South (2)	672	709

Total	3,433	3,189

Average settlement price	$332.9	$299.2

Community count (average)	440	424

Mortgage banking data:
Loan closings	$739,834	$624,637
Capture rate	85%	82%

Common stock information:
Weighted average basic shares outstanding	6,377,000	7,151,000
Weighted average diluted shares outstanding	7,758,000	8,716,000
Number of shares repurchased	63,570	293,700
Aggregate cost of shares repurchased	$29,858	$124,812

(1)	Delaware, New Jersey, New York, Ohio and Pennsylvania
(2)	North Carolina, South Carolina, Tennessee and Richmond, VA

NVR, Inc.

Operating Activity

(unaudited)

(dollars in thousands)

	Nine Months Ended September 30,
	2004	2003
Homebuilding data:
New orders (units)
Washington	2,945	2,572
Baltimore	1,218	1,410
North (1)	3,878	3,558
South (2)	1,996	1,971

Total	10,037	9,511

Average new order price	$358.5	$309.0

Settlements (units)
Washington	2,425	2,405
Baltimore	1,314	1,161
North (1)	3,692	3,230
South (2)	1,721	1,752

Total	9,152	8,548

Average settlement price	$325.9	$292.6

Backlog (units)
Washington	2,803	2,401
Baltimore	961	1,192
North (1)	2,692	2,523
South (2)	1,319	1,204

Total	7,775	7,320

Average backlog price	$378.1	$328.0

Lots controlled at end of period	76,000	64,000

Mortgage banking data:
Loan closings	$1,891,771	$1,719,191
Capture rate	84%	84%

Common stock information:
Shares outstanding at end of period	6,401,581	7,083,297
Weighted average basic shares outstanding	6,481,000	7,118,000
Weighted average diluted shares outstanding	7,858,000	8,718,000
Number of shares repurchased	615,189	643,985
Aggregate cost of shares repurchased	$275,715	$240,264

(1)	Delaware, New Jersey, New York, Ohio and Pennsylvania
(2)	North Carolina, South Carolina, Tennessee and Richmond, VA